                                                                    EXHIBIT 11.1

                             BANKVEST CAPITAL CORP.

                       COMPUTATION OF EARNINGS PER SHARE

                                                  YEARS ENDED JUNE 30,
                                           -------------------------------------
                                              1996         1997         1998
                                           -----------  -----------  -----------
                                           (DOLLARS IN THOUSANDS, EXCEPT SHARE
                                                 AND PER SHARE AMOUNTS)
Basic net income (loss) per common share:
  Net income (loss) available for common
   stockholders..........................  $       (18) $      (129) $       419
  Weighted average common shares
   outstanding...........................    2,227,191    2,607,113    2,729,693
                                           -----------  -----------  -----------
Basic net income (loss) per common
 share...................................  $     (0.01) $     (0.05) $      0.15
                                           ===========  ===========  ===========
Diluted net income (loss) per share:
  Net income (loss) available for common
   stockholders..........................  $       (18) $      (129) $       419
                                           -----------  -----------  -----------
Denominator:
  Weighted average common shares
   outstanding...........................    2,227,191    2,607,113    2,729,693
  Stock option and common stock warrant
   shares................................          --           --       442,035
                                           -----------  -----------  -----------
                                             2,227,191    2,607,113    3,171,728
                                           -----------  -----------  -----------
Diluted net income (loss) per common
 share...................................  $     (0.01) $     (0.05) $      0.13
                                           ===========  ===========  ===========